UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Farm Springs Road

Farmington, Connecticut 06032

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 26, 2018, pursuant to the terms and conditions of the previously-announced Agreement and Plan of Merger, dated September 4, 2017 (the “Merger Agreement”), among United Technologies Corporation (the “Company”), Riveter Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Rockwell Collins, Inc. (“Rockwell Collins”), Merger Sub merged with and into Rockwell Collins (the “Merger”), with Rockwell Collins continuing as the surviving corporation of the Merger. As a result of the Merger, Rockwell Collins has become a wholly owned subsidiary of the Company and at the effective time of the Merger (the “Effective Time”), each share of Rockwell Collins common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (except for shares held by Rockwell Collins as treasury stock or held directly by the Company or Merger Sub, shares held by any wholly owned subsidiary of Rockwell Collins or any wholly owned subsidiary of the Company (other than Merger Sub)) was converted into the right to receive (i) $93.33 in cash, without interest and (ii) 0.37525 of a share of Company common stock, par value $1.00 per share, and cash in lieu of fractional shares (together, the “Merger Consideration”), less any applicable withholding taxes. At the Effective Time, each then-outstanding Rockwell Collins stock option was canceled in exchange for the right to receive the Merger Consideration in respect of each net option share subject to such option, less applicable tax withholding, with the number of net option shares calculated by subtracting from the total number of shares subject to such option a number of shares with a value equal to the aggregate applicable exercise price. At the Effective Time, each then-outstanding Rockwell Collins restricted stock award, and each Rockwell Collins restricted stock unit award, whether performance-based or time-based, granted prior to the date of the Merger Agreement or to a non-employee director of Rockwell Collins, became fully vested and was canceled in exchange for the right to receive the Merger Consideration in respect of each share of Rockwell Collins common stock subject to such award (with the number of shares subject to any performance-based restricted stock unit award deemed to be equal to the target number of shares), less applicable tax withholding. At the Effective Time, each then-outstanding Rockwell Collins restricted stock unit award, whether performance-based or time-based, granted on or after the date of the Merger Agreement was assumed by the Company and converted into a time-based restricted stock unit award of the Company with an equivalent value (as calculated in accordance with the formula set forth in the Merger Agreement, and with any performance-based restricted stock unit award deemed to be achieved at target level). At the Effective Time, each then-outstanding Rockwell Collins deferred stock unit award that was payable by its terms upon the consummation of the Merger was canceled in consideration for the right to receive (i) if payable in cash by its terms, a lump sum cash payment equal to the product of the value of the Merger Consideration and the number of shares of Rockwell Collins common stock relating to such deferred stock unit award, less applicable tax withholding, or (ii) if payable in shares by its terms, the Merger Consideration in respect of each share of Rockwell Collins common stock subject to such award, less applicable tax withholding. At the Effective Time, each then-outstanding Rockwell Collins deferred stock unit award that was not payable by its terms upon the consummation of the Merger was assumed by the Company and converted into a deferred stock unit award of the Company with an equivalent value (as calculated in accordance with the formula set forth in the Merger Agreement).

The total aggregate consideration payable in the Merger was approximately $15.5 billion in cash and approximately 62.4 million shares of Company common stock. In addition, approximately $8 billion of Rockwell Collins debt remained outstanding following the Merger.

The above-described issuance of shares of the Company’s common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-220883) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective on December 6, 2017. The proxy statement/prospectus, dated December 11, 2017, included in the registration statement (the “Proxy Statement/Prospectus”) contains additional information about the above-described transactions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K, (ii) the Proxy Statement/Prospectus and (iii) the Merger Agreement, included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On November 26, 2018, the Company issued a press release announcing the completion of the Merger and its intention to separate into three independent companies and related matters. Following the separation, the Company will operate as an aerospace company comprised of Collins Aerospace Systems and the Pratt & Whitney businesses, and Otis and Carrier (formerly known as UTC Climate, Controls & Security) are each expected to become independent companies. The proposed separation is expected to be effected through spin-offs of Otis and Carrier that are intended to be tax-free for the Company’s shareowners for U.S. federal income tax purposes, and are expected to be completed in 2020. Each spin-off is subject to the satisfaction of customary conditions, including final approval by the Company’s Board of Directors, receipt of a tax opinion from counsel, the filing and effectiveness of a Form 10 registration statement with the Commission and satisfactory completion of financing.

A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated by reference herein and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

At the Effective Time, Robert K. Ortberg, the former Chairman and Chief Executive Officer of Rockwell Collins, was appointed to serve as the Chief Executive Officer of Collins Aerospace Systems, the Company’s new business segment created in connection with the Merger, and David L. Gitlin, the former President of UTC Aerospace Systems, was appointed to serve as the President and Chief Operating Officer of Collins Aerospace Systems.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of a business acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2017, by and among United Technologies Corporation, Riveter Merger Sub Corp. and Rockwell Collins, Inc.* (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 6, 2017)

99.1	Press release, dated November 26, 2018, issued by United Technologies Corporation

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: November 26, 2018	By:	/S/ AKHIL JOHRI
Akhil Johri
Executive Vice President & Chief Financial Officer

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